Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
ADB International Group, Inc.
San Antonio, TX

I hereby consent to the incorporation in this Registration Statement on Form 10 my report dated March 31, 2012, relating to the Financial Statements for the fiscal years ended December 31, 2011 and 2010.

/S/ Michael F. Cronin

Michael F. Cronin

Certified Public Accountant

November 30, 2012